Exhibit 10.2

2002 ISO –                                                                                                                                                            ** Shares

Cyberkinetics Neurotechnology Systems, Inc.
2002 Equity Incentive Plan/Founders’ Option Plan
Incentive Stock Option Certificate

Cyberkinetics Neurotechnology Systems, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below (“You” or “Your”) an option to purchase shares of Common Stock of the Company (the “Option”) pursuant to and subject to the Company’s 2002 Equity Incentive Plan/Founders’ Option Plan (the “Plan”) (all such terms and conditions of the Plan being incorporated herein by reference as fully as if set forth herein), exercisable on the following terms and conditions:

Name of Optionholder:

Address:

Social Security Number:

Number of Shares:                              **

Exercise Price:

Date of Grant:

Vesting Start Date:

Vesting Schedule:

Expiration Date:

This Option shall be treated as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

By acceptance of this Option, you agree to all of the terms and conditions hereof, including, without limitation, those set forth in the Plan, and those set forth on the reverse hereof.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

Tim Surgenor
President and Chief Executive Officer

Cyberkinetics Neurotechnology Systems, Inc.
2002 Equity Incentive Plan/Founders’ Option Plan
Incentive Stock Option Terms And Conditions

1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Board of Directors administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained without charge from the Company upon written request.

2. Vesting and Forfeiture. This Option will vest as set forth on the face of this certificate during such period as you remain employed by the Company. This Option will automatically terminate and be forfeited in its entirety, both with respect to vested and unvested shares, in the event that you breach your Employee Nondisclosure, Non-compete and Inventions Agreement. The Board of Directors, in its sole discretion, may accelerate the vesting of this Option in whole or in part.

3. Manner of Exercise. You may exercise this Option in whole or in part, from time to time to the extent this Option is vested. This Option may not be exercised as to any shares after the Expiration Date. To exercise this Option, you must deliver to the Company (i) written notice of exercise specifying the number of shares with respect to which you are exercising this Option; and (ii) payment of the Exercise Price for such shares in cash, by certified check, or in such other form as the Board of Directors may approve from time to time.

4. Option Not Transferable. You may not transfer this Option other than by will or the laws of descent and distribution, and only you may exercise this Option during your lifetime.

5. Compliance with Securities Laws. The Board of Directors, in its discretion, may require you, as a condition to exercise of this Option, (i) to give written assurances satisfactory to the Company as to your knowledge and experience in financial and business matters and that you are capable of evaluating the merits and risks of exercising this Option; and (ii) to give written assurances satisfactory to the Company stating that you are acquiring Common Stock subject to this Option for your own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws.

6. Payment of Taxes. You shall pay, in cash or by certified check payable to the Company (or make provision satisfactory to the Company for payment of) any taxes required by law to be withheld with respect to the exercise of this Option.

7. Incentive Stock Option Provisions. This Option is intended to qualify as an Incentive Stock Option. In the event that your Employment terminates (other than upon your death or upon your permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”)), you may exercise this Option (to the extent that you were entitled to exercise this Option as of the date of termination) but only within the period of time ending on the earlier of (1) the date three months following the effective date of termination of your Employment, or (2) the Expiration Date. In the event that (1) your Employment terminates as a result of your Disability, (2) your Employment terminates as a result of your death, or (3) you die during the three month period after your termination of Employment, you or your estate (as applicable) may exercise this Option (to the extent that you were entitled to exercise this Option as of the date of your termination), but only within such period of time ending on the earlier of (1) the date that is twelve months following the latter of the date of your death or termination, or (2) the Expiration Date. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to this Option (and any other Incentive Stock Options issued to you by the Company) that is exercisable for the first time by you during any calendar year exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order that they were granted) shall be treated as Nonstatutory Stock Options. To the extent that this Option ceases to qualify as an incentive stock option but otherwise remains exercisable, this Option shall be exercisable as a non-incentive stock option.

8. Notice of Disqualifying Sale of Shares Required. You agree to notify the Company in writing within 30 days of the disposition of any shares purchased upon exercise of this Option if such disposition occurs within two years of the date of the grant of this Option or within one year after you exercise this Option.

9. Market Stand Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to any shares of the Company’s stock without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering.